UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017 (February 3, 2017)

MYOS RENS TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 509-0444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 3, 2017, MYOS RENS Technology Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with an institutional investor (the “Purchaser”) providing for the issuance and sale by the Company (the “Offering”) of 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in a registered direct offering at a purchase price of $4.25 per share, for gross proceeds of $2.125 million.   The Agreement contains customary representations, warranties and indemnification by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes. The closing of the Offering is expected to occur on or about February 8, 2017, subject to the satisfaction of customary closing conditions.

Pursuant to an engagement letter agreement, dated as of February 3, 2017 (the “Engagement Letter”), the Company engaged Chardan Capital Markets, LLC (the “Placement Agent”) as the Company’s placement agent for the Offering. The Company agreed to pay the Placement Agent a placement fee equal to 7.0% of the gross proceeds of the Offering.

The foregoing descriptions of the Agreement and the Engagement Letter are qualified in their entirety by reference to the complete text of such agreements filed hereto as Exhibits 10.1 and 1.1, respectively.

The Company estimates that the net proceeds from the Offering will be approximately $1.9 million, after deducting the expenses of the Offering and the fees payable to the Placement Agent.

The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-199392), which was declared effective on October 28, 2014 by the Securities and Exchange Commission (the “SEC”). The Shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement relating to the offering of the Shares will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

The legal opinion, including the related consent, of Ellenoff Grossman & Schole LLP relating to the legality of the issuance and sale of the Shares is filed hereto as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell the Shares or a solicitation of an offer to buy such securities, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Current Report on Form 8-K contains forward-looking statements, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. These forward-looking statements involve risks and uncertainties, including the Company’s ability to satisfy the closing conditions for the Offering, as well as the other risks detailed from time to time in the Company’s filings with the SEC.

Item 7.01. Regulation FD Disclosure.

On February 3, 2017, the Company issued a press release announcing the Offering. A copy of the Company’s press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Engagement Letter, dated February 3, 2017, by and between Chardan Capital Markets, LLC and the Company

5.1	Opinion of Ellenoff Grossman & Schole LLP

10.1	Form of Securities Purchase Agreement, dated February 3, 2017, by and between the Company and the Purchaser

23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

99.1	Press Release, dated February 3, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOS RENS TECHNOLOGY INC.

Dated: February 7, 2017	By:	/s/ Joseph Mannello
	Name:	Joseph Mannello
	Title:	Interim Chief Executive Officer

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